GALAXY GAMING, INC.

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(702) 939-3254

www.galaxygaming.com

GALAXY GAMING® ANNOUNCES SUCCESSFUL COMPLETION OF DEBT REFINANCING

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Reduced Total Outstanding Debt by $12.6 Million
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Lowered Interest Rates and Extended Maturities
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Achieved Approximately $2.8 Million in Annual Interest Savings

Galaxy Gaming, Inc. (OTC: GLXZ) today announced it successfully completed the refinancing of its outstanding debt, including (i) closing a five-year $45 million secured term loan due 2030 (the "New Term Loan"); and (ii) a $2 million secured revolving credit facility due 2030 which was undrawn at closing (the "New Revolver" and together with the New Term Loan, the "New Credit Facilities"). The New Credit Facilities have an initial interest rate of SOFR plus 3.50%.

"The refinancing of our outstanding debt significantly strengthens our balance sheet and enhances Galaxy Gaming's financial flexibility. Our improved operating performance and recent record results were pivotal in driving the success of this refinancing transaction," said Steve Kopjo, Chief Financial Officer of Galaxy Gaming. "Through the replacement of our term loan and the strategic downsizing of our overall debt, we have achieved substantial annual interest savings while extending the maturity to 2030. Our annualized cash borrowing costs at current rates are now approximately $2.8 million less than at September 30, 2024. Moving forward, we will continue to prioritize Free Cash Flow generation and invest in initiatives to support our growth, while maintaining a prudent long-term net debt leverage target of approximately 2.5 - 3.0 times our Adjusted EBITDA."

The New Credit Facilities are secured by substantially all of the Company’s assets and are guaranteed by the Company's wholly owned subsidiaries.

The Company utilized the proceeds from the New Term Loan, along with cash on hand, to fully prepay and terminate all commitments under its previous Term Loan Facility due 2026, as well as to settle all related fees and expenses associated with this transaction

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Galaxy Gaming has 130 licenses worldwide, including licenses in 28 U.S. states.

Some of the information contained in this press release includes forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “might,” “expect,” “intend,” "target," “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements on our current expectations, assumptions and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to, the ability to complete the Company’s acquisition by Evolution Malta Holding Limited (“Evolution”), Evolution AB (publ)’s wholly owned subsidiary (the “Merger”) on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to gaming regulatory approvals and satisfaction of other closing conditions to consummate the proposed Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement (as defined herein) relating to the proposed Merger; risks that the proposed Merger disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the proposed Merger, including during the pendency of the Merger; the risk that the proposed Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed Merger; the risk that stockholder litigation in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common stock; the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements or installations in land based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, including changes in gaming related and non-gaming related statutes and regulations that affect the revenues of our customers in land-based casino and, online casino markets, have its games approved by relevant jurisdictions, unfavorable economic conditions in the US and worldwide, our level of indebtedness, restrictions and covenants in our loan agreement, dependence on major customers, protection of intellectual property and our ability to license the intellectual property rights of third parties, failure to maintain the integrity of our information technology systems, including without limitation, cyber-attacks or other failures in our telecommunications or information technology systems, or those of our collaborators, third-party logistics providers, distributors or other contractors or consultants, could result in information theft, data corruption and significant disruption of our business, and other factors. Additional information concerning these and other risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including in the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statement.

All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Any forward-looking statement speak only as of the date on which it was made. Galaxy disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes.

Contact:

Media:

Phylicia Middleton (702) 938-1753

Investors:

Steve Kopjo (702) 727-8886